EXHIBIT 10.3

(FORM OF)

LOCK-UP AGREEMENT

This lock-up Agreement (this “Lock-Up Agreement”), dated as of November 30, 2003, has been entered into by and between

(A) Powerwave Technologies, Inc., a company duly organized and existing under the laws of the State of Delaware and having offices at 1801 E. St Andrew Place, Santa Ana, CA 92705, USA, (“Parent”); and

(B) ___________, (________), (the “Shareholder”).

WHEREAS, the Parent and LGP Allgon Holding AB, (556346 – 2620), a company organized under the laws of Sweden (the “Company”), have agreed to a strategic combination transaction, pursuant to which the Parent will effect a tender offer for the Company’s outstanding shares (the “Offer”).

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner or record holder of              shares of capital stock of the Company and has granted the Parent an option to purchase (the “Option”) these shares and any other shares of the Company acquired by the Shareholder after the date hereof and prior to the Parent exercising the Option as set forth in the option agreement between the Parent and the Shareholder dated as of the date hereof (the “Option Agreement”).

WHEREAS, upon Parent’s exercise of the Option, the Parent will issue to the Shareholder, and the Shareholder will be the beneficial owner or record holder of such number of newly issued shares of Parent Common Stock as the Shareholder shall receive as consideration for the shares sold to the Parent under the Option Agreement (the “Parent Shares”). For the sake of clarity, shares or any other securities relating to the Parent purchased in the market or otherwise acquired by the Shareholder shall not be considered to be Parent Shares.

WHEREAS, as a condition to the Parent’s willingness to commence the Offer, the Parent has required that the Shareholder enter into, and the Shareholder has agreed to enter into, this Lock-Up Agreement and the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Transfer

During a period commencing on the date upon which the Shareholder becomes the beneficial owner or record holder of the Parent Shares and ending six (6) months after the date of commencement of settlement of consideration in the Offer (the “Lock-Up Period”), the Shareholder will not, without the prior written consent of the Parent, which consent shall not be unreasonably withheld or delayed, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any Parent Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the Parent Shares or securities convertible into or exchangeable into Parent Shares, or (iii) engage in any short selling of the Parent Shares. The Parent may impose stop-transfer instructions with respect to the Parent Shares subject to the foregoing restrictions until the end of the Lock-Up Period.

2. Permitted Transfers

Notwithstanding Section 1 of this Lock-Up Agreement, the Shareholder may transfer all or part of the Parent Shares as follows: (i) the Shareholder may transfer the Parent Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) if the Shareholder is an individual, the Parent Shares may be transferred either during the Shareholder’s lifetime or on death by will or intestacy to any immediate family member or to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that such immediate family member or the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer does not involve a disposition for value, (iii) the Shareholder may transfer the Parent Shares to any entity over which the Shareholder has a controlling influence (alone or together with other shareholders of the Parent who are bound by an agreement similar to this Lock-Up Agreement), to any company within the Skanditek Industriförvaltning AB group of companies or to any member of the Gottschlich family, provided that such entity or individual agrees in writing to be bound by the restrictions set forth herein, (iv) if the Shareholder comes into serious financial difficulty (considerable risk of bankruptcy), the Shareholder may, after consultation with the Parent regarding how such measure should be taken in order to take the best interest of the shareholders of the Parent into account, transfer, use as collateral for a loan to the Shareholder or enter into any similar financial arrangement in respect of the necessary number of the Parent Shares, and (v) if a public offer relating to the Parent Shares will be launched either by a third party or by the Parent itself during the Lock-Up Period, the Shareholder may accept such offer for the Parent Shares held by the Shareholder, provided that the board of directors of the Parent has recommended the offer.

3. Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Parent as follows:

(a)	Authority; No Violation. The Shareholder has all necessary power and authority to enter into this Lock-Up Agreement and perform all of the Shareholder’s obligations hereunder. This Lock-Up Agreement has been duly and validly authorized, executed and delivered by the Shareholder and constitutes a valid and binding agreement of and is enforceable against the Shareholder and the Shareholder’s spouse, if the Parent Shares will constitute community property in accordance with its terms.

(b)	Ownership of Shares. Upon the settlement of consideration in the Offer, the Shareholder will become the beneficial owner or record holder of the Parent Shares. With respect to the Parent Shares, the Shareholder will have, upon the settlement of consideration in the Offer, sole voting power, sole power of disposition and sole power to demand appraisal rights, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Lock-Up Agreement.

(c)	No Conflicts. The execution, delivery and performance of this Lock-Up Agreement and the consummation by the Shareholder of the transactions contemplated hereby will not conflict with or constitute a violation of or default under any written contract, commitment, agreement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound including, without limitation, any voting agreement, shareholders agreement, trust agreement or voting trust.

4. Representations and Warranties of the Parent

The Parent hereby represents and warrants to the Shareholder as follows:

(a)	Authority; No Violation. The Parent has all necessary power and authority to enter into this Lock-Up Agreement and perform all of the Parent’s obligations hereunder. This Lock-Up Agreement has been duly and validly authorized, executed and delivered by the Parent and constitutes a valid and binding agreement of and is enforceable against the Parent in accordance with its terms.

(b)	No Conflicts. The execution, delivery and performance of this Lock-Up Agreement and the consummation by the Parent of the transactions contemplated hereby will not conflict with or constitute a violation of or default under any written contract, commitment, agreement or restriction of any kind to which the Parent is a party or by which the Parent is bound.

5. Miscellaneous

5.1 Legend

If the Parent Shares are held in physical form, each certificate representing Parent Shares owned by a Shareholder or any permitted transferee shall contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A LOCK-UP AGREEMENT DATED NOVEMBER 30, 2003, BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER, WHICH INCLUDES, WITHOUT LIMITATION, RESTRICTIONS ON TRANSFER, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

5.2 Entire Agreement

This Lock-Up Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

5.3 Parties in Interest

This Lock-Up Agreement is binding upon and inures solely to the benefit of parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Lock-Up Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Lock-Up Agreement.

5.4 Assignment

No party may assign this Lock-Up Agreement without the prior written consent of the other parties, provided that each of the Parent and the Shareholder may assign any of its rights and obligations hereunder to any of its affiliates.

5.5 Specific Performance

The parties to this Lock-Up Agreement acknowledge that damages would be an inadequate remedy to a party hereto for an actual or prospective breach of this Lock-Up Agreement and that the obligations of a party hereto will be specifically enforceable.

5.6 Modifications

This Lock-Up Agreement may not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

5.7 Severability

The provisions of this Lock-Up Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Lock-Up Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Lock-Up Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.8 Governing Law

The construction, validity and performance of this Lock-Up Agreement shall be governed by and construed in accordance with the laws of Sweden, without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.

5.9 Arbitration

Any dispute, controversy or claim arising out of or in connection with this Lock-Up Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

The arbitral tribunal shall be composed of three arbitrators who shall be appointed by the Stockholm Chamber of Commerce.

The place of the arbitration shall be Stockholm, Sweden.

The language to be used in the arbitral proceedings shall be English, unless otherwise agreed.

The arbitration costs shall, unless otherwise agreed, be borne by the Parent irrespective of the outcome, provided that the Shareholder’s request for arbitration was not manifestly unfounded, in which event the costs incurred shall be borne by the Shareholder.

5.10 Counterparts

This Lock-Up Agreement may be executed in two or more counterparts or facsimile counterparts, each of which is deemed to be an original, but all of which constitute one and the same agreement.

5.11 Notices

Any notices or other communications required or permitted hereunder shall be in writing and will be deemed duly given upon (i) transmitter’s confirmation of a receipt of a facsimile transmission or (ii) confirmed delivery by a standard overnight carrier, addressed at the following addresses (or at such other address as the parties hereto may specify by like notice):

If to Parent, to:

Powerwave Technologies, Inc., Att. Bruce Edwards, 1801 E. St. Andrew Place, Santa Ana, CA 92705, USA, Fax No. +1-714466-5801.

If to the Shareholder, to:

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.

Name: Title:	Name: